Exhibit 99.2

January 20, 2010

Dear Shareholders;

I am sure most of you have noted the recent management changes at Sionix. As of January 2010 your interests in Sionix have been transferred to the leadership of David Wells and me. Both David and I are mindful of our responsibilities and write to assure you that your interests are in good hands. While we are aware of past limitations, including no recognizable revenue, persistent under-capitalization, and limited management effectiveness, the vestiges of the past are being properly remediated, not because of fault but because to live and thrive as a public company our corporate integrity needs to be restored and our personal and professional credentials established. These conditions are mandatory to success.

I think we have had a productive beginning, and while there is a long way to go I thought it would be of value to detail what David and I have accomplished in our first weeks:

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2009 Annual Report. We have timely filed our Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

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Restated Financial Statements filed. We have filed our restated financials from 2007 through 2009 to reflect a non-cash, financial derivative accounting that was not correctly reported in those periods. This did not result in the issuance of any new common stock.

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Annual Shareholders Meeting. Having filed our restated financial statements and our 10-K for the fiscal year ended September 30, 2009, we are now in a position to file and send to our shareholders a proxy statement for our annual shareholders meeting, which we plan to hold in the first calendar quarter of 2010. We will provide the location, date and time of the meeting soon.

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Reduction of overhead. We have relocated our headquarters operation to a smaller, more convenient office, and are working with our landlord to complete the remaining obligations under our lease.

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Interim Financing. An interim financing of $240,000 to provide needed working capital was closed in December 2009 and fully funded in January 2010. This financing was completed at a significant percentage premium to the current market price with subscriptions from many of our largest shareholders, debt holders, and a board member. We are pleased that our prior investors have demonstrated their faith in us by investing additional capital.

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Manufacturing Agreement. We have entered into a non-binding term sheet with a highly regarded sub-contract manufacturing firm that will not only give us a manufacturing economy of scale we could not otherwise have established in-house, and adding technical, design, assembly and testing resources that minimize installation and commissioning expenses off site.

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New Product Development. Our next generation product (third) embracing improvements and enhancements learned from the first generation unit installed at Villa Park Dam in Southern California and the second generation unit installed in Arkansas is set for

2801 Ocean Park Blvd., Suite 339

Santa Monica, CA 90405

(847) 235-4566

CAD/CAM rendering. Additionally, we have rationalized our design specifications in order to reduce cost, improve operating efficiency, increase capacity, and produce scalability.

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Water Engineer. We have retained a professional hydrologist/chemist to supervise our application engineering and coordinate disparate activities from the original sales call through manufacturing, installation, operation, and after-sale maintenance.

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Legislative/Regulatory. A legislative liaison has been engaged to provide needed assistance and guidance through legislative and regulatory processes in order to enhance our opportunities. Many state and municipal governments and agencies offer significant incentives, the access of and application for are frequently so obscure and burdensome that guidance through this bureaucratic maze requires specialized expertise unavailable in-house. These incentive programs, to the extent the Company may be qualified, are so lucrative that Company management believes such legislative liaison is beneficial to our interests, particularly since our business policy anticipates significant penetration of our municipal markets.

The next question is what can you expect? Obviously, you are aware that we are proscribed by statutory restraints on what we can and cannot say. Whatever that limit, you can be sure that we will convey in a responsible way the maximum amount of information we are entitled to under securities regulations, and presented in a way to inspire your confidence and trust. David and I report to our shareholders, and as a consequence our door is always open to the extent that such "open door" does not impair our ability to function effectively as the executive officers of your Company.

Having said that, we are diligently preparing the structural framework around which we will build our sales organization and develop a cogent sales strategy. Within the North American market, we are currently negotiating exclusive manufacturing rights for the Sionix DAF and Elixir product lines. This arrangement will also include some non-exclusive rights outside North America where no current manufacturing exists with the understanding that if the Company selects a manufacturer for the territory in the future, all rights would terminate within that territory. We expect distribution rights will be granted in North America in accordance with vertical markets - there will be no geographic rights conveyed since vertical markets transcend geographic territories. Exclusivity will be considered for only those vertical distributors willing to commit substantial yearly order volumes or quantities; however, for the most part the Company expects exclusivity will involve specific customers.

Currently, the Company's domestic market embraces oil and gas drilling operations, where the process of subterranean fracturing, while creating new and cheaper sources of energy, represents potentially harmful, long term effects detrimental to our drinking water. We believe a delicate balance between growing domestic energy production and environmental quality will be mediated by the types of products and technology that Sionix brings to bear on the problem of treating frac'ed water from those operations. In addition to oil and gas drilling, we are examining the possibility of treating waste water from the sugar cane processing industry, involving the return of treated waste water directly to the ground and treated waste water contaminated with sugar to the mill for further extraction. It is these sort of "niche" opportunities where our products are particularly suitable, both in terms of economic and functional justification metrics.

2801 Ocean Park Blvd., Suite 339

Santa Monica, CA 90405

(847) 235-4566

Without limiting the applicability of the Sionix products and technology, please read our recently submitted Form 10K to learn more of the markets we intend to penetrate. Finally, with respect to the domestic markets, the Company will engage only those distribution associations where a substantial, experienced body of practice and know-how preexists the Sionix relationship. The dangers of entrusting the operation of the Sionix equipment to inexperienced operators risks collateral damage to the reputation and integrity of Sionix simply by virtue of proximity.

On international markets, David and I believe that the Sionix products are particularly applicable to emerging countries of the third world. Some of those third world economies have grown substantially over the last decade in response to market conditions precipitated in the United States, who as a consequence have acquired a significant treasury of US currency. To give an example, India has a monumental water problem - in fact, most of the rural populations ingest little more than raw sewage for drinking water. Much of sub-Saharan Africa also experience these intolerable conditions. Given manufacturing and distribution channels in these countries, Company management expects to generate revenue streams either through licensing or Joint Ventures with appropriate territory specific entities. Discussions are ongoing in India, China and South Africa for relationships of this nature.

On the corporate side, the Company is currently dependent on short-term convertible notes to fund operations, creating circumstances less than favorable for long term equity investors. We are reviewing a number of alternatives to restructure our capital, converting these obligations to capital and enhancing the presentation of our balance sheet. Progress on that front will be noted in further shareholder communications in the future, and with the indulgence of many of our valued shareholders who are also debt holders, we will find an equitable way to preserve legacy rights and at the same time provide new, additional sources of equity capital to fuel further growth.

Thank you for your time and attention. We sincerely appreciate you continued patience and the opportunity to earn your trust and respect.

Sincerely,

/s/ James R. Currier

James R. Currier

Chairman/CEO

/s/ David R. Wells

David R. Wells

President/CFO

2801 Ocean Park Blvd., Suite 339

Santa Monica, CA 90405

(847) 235-4566